Exhibit 99.1

26 Capital Acquisition Corp. Announces Liquidation

MIAMI, Sept. 21, 2023 -- 26 Capital Acquisition Corp. (“26 Capital”) (NASDAQ: ADER) today announced that it will be unable to complete an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation (the “Combination Period”) due to the Delaware Court of Chancery’s decision denying 26 Capital’s request for an order of specific performance in an action commenced in February 2022 against certain of the parties (the “UEC Parties”) to the Merger and Share Acquisition Agreement, as amended, which 26 Capital entered into on October 15, 2021. Accordingly, the final $275,000 monthly installment to extend the Combination Period until October 20, 2023 will not be deposited into 26 Capital’s U.S.-based trust account (the “Trust Account”) and instead, 26 Capital intends to liquidate the Trust Account, effective as of the close of business on September 21, 2023.

26 Capital is committed to vigorously pursuing all available remedies against the UEC Parties, including damages, and it will issue further releases with updates on such remedies and any such recovery as needed. In connection with the liquidation of the Trust Account, 26 Capital will redeem all of the outstanding shares of common stock that were included in the units issued to public stockholders in its initial public offering at a per-share redemption price of approximately $10.95, before taking into account the removal of a portion of the accrued interest in the Trust Account to pay taxes and dissolution expenses. As of the close of business on or about September 25, 2023, the Public Shares will be deemed cancelled and stockholders will have the right to receive the redemption amount.

In order to provide for the disbursement of funds from the Trust Account, 26 Capital has instructed Continental Stock Transfer & Trust Company, the trustee of the Trust Account, to take all necessary actions to liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Equiniti Trust Co., the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after September 28, 2023.

26 Capital’s sponsor has agreed to waive its redemption rights with respect to its founder shares issued in a private placement prior to 26 Capital’s initial public offering. There will be no redemption rights or liquidating distributions with respect to 26 Capital’s warrants, which will expire.

26 Capital expects that the Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist 26 Capital’s securities. 26 Capital thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About 26 Capital Acquisition Corp.

26 Capital Acquisition Corp. (NASDAQ: ADER) is a Nasdaq-listed blank check company formed for the purpose of creating stockholder value by identifying an acquisition target with significant growth opportunities that the 26 Capital team can enhance by utilizing its experience and track record of creating and unlocking value, with particular focus in gaming, gaming technology, lodging, and entertainment.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements that involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of 26 Capital's assumptions prove incorrect, 26 Capital's actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: potential litigation relating to the transaction. All forward-looking statements in this communication are based on information available to 26 Capital as of the date of this communication, and 26 Capital does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.